Filed Pursuant to Rule 424(b)(3)

Registration Statement No. 333-186755

Prospectus Addendum to the Prospectus dated February 20, 2013.

Nomura Holdings, Inc.

Senior Debt Securities

You should read the accompanying prospectus supplement, which gives the specific terms of the offered debt securities, together with the accompanying prospectus dated February 20, 2013 of Nomura Holdings, Inc. When you read the accompanying prospectus supplement, please note that all references in the supplement to the prospectus dated February 24, 2010 should refer instead to the accompanying prospectus dated February 20, 2013. The accompanying prospectus dated February 20, 2013 supersedes the prospectus dated February 24, 2010.

Nomura Securities International, Inc. will, and other affiliates of Nomura Holdings, Inc. may, use this prospectus addendum in connection with market-making transactions of debt securities that were originally issued under the accompanying prospectus supplement and the prospectus dated February 24, 2010.

The debt securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Nomura

Prospectus Addendum dated February 20, 2013.